                                                   Registration No. 333-________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SS&C TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



            DELAWARE                                            06-1169696
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


80 LAMBERTON ROAD, WINDSOR, CONNECTICUT                            06095
(Address of Principal Executive Offices)                        (Zip Code)


                      1998 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                WILLIAM C. STONE
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                             SS&C TECHNOLOGIES, INC.
                                80 LAMBERTON ROAD
                           WINDSOR, CONNECTICUT 06095
                     (Name and Address of Agent for Service)

                                 (860) 298-4500
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

 Title of                                    Proposed Maximum      Proposed Maximum
Securities                                      Offering               Aggregate             Amount of
  to be                   Amount                  Price                Offering             Registration
Registered           to be Registered           Per Share               Price                    Fee
----------           ----------------           ---------               -----                    ---
Common Stock          500,000 shares             $4.84(1)            $2,420,000(1)              $605

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock, $.01 par value per share, as reported on the Nasdaq National Market on May 23, 2001.

                                  STATEMENT OF
                           INCORPORATION BY REFERENCE

         The Registrant is filing this Registration Statement on Form S-8 this is to confirm b/c text is faded in order to register additional shares of its Common Stock, $.01 par value per share, which have been authorized for issuance under the SS&C Technologies, Inc. 1998 Stock Incentive Plan, as amended. In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-38140), as filed with the Securities and Exchange Commission on May 31, 2000, are hereby incorporated in this Registration Statement by reference.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, State of Connecticut on May 25, 2001.

                                 SS&C TECHNOLOGIES, INC.



                                 By:    /s/ William C. Stone
                                     ------------------------------------------
                                        William C. Stone
                                        President, Chief Executive Officer and
                                        Chairman of the Board



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of SS&C Technologies, Inc. hereby severally constitute William C. Stone, Anthony R. Guarascio and James R. Burke, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable SS&C Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

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
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                           Title                                  Date


/s/ William C. Stone                            President, Chief Executive                   May 25, 2001
--------------------------------------          Officer and Chairman of the Board
William C. Stone                                (Principal Executive Officer)


/s/ Anthony R. Guarascio                        Senior Vice President, Chief                 May 25, 2001
---------------------------------------         Financial Officer and Treasurer
Anthony R. Guarascio                            (Principal Financial and
                                                Accounting Officer)


/s/ David W. Clark, Jr.                         Director                                     May 25, 2001
------------------------------------------
David W. Clark, Jr.


/s/ Joseph H. Fisher                            Director                                     May 25, 2001
----------------------------------------
Joseph H. Fisher


/s/ Patrick J. McDonnell                        Director                                     May 25, 2001
-----------------------------------------
Patrick J. McDonnell


/s/ Jonathan M. Schofield                       Director                                     May 25, 2001
-----------------------------------------
Jonathan M. Schofield

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
                                  EXHIBIT INDEX



       Exhibit
       Number                          Description
       ------                          -----------
         4.1      Amended and Restated Certificate of Incorporation of the
                  Registrant, as amended, is incorporated herein by reference to
                  Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q
                  for the quarterly period ended June 30, 1999 (File No.
                  000-28430).

         4.2 Second Amended and Restated By-Laws of the Registrant is incorporated herein by reference to Exhibit 3.0 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 (File No. 000-28430).

         5        Opinion of Hale and Dorr LLP

         23.1     Consent of Hale and Dorr LLP (included in Exhibit 5)

         23.2     Consent of PricewaterhouseCoopers LLP

         24 Power of Attorney (included in the signature pages of this Registration Statement)


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